EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES — OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of HMS Income Fund, Inc. (“the Company”), each hereby certifies that to his or her knowledge, on the date hereof:

(a) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2015, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 12, 2015	By:	/s/ SHERRI W. SCHUGART
Sherri W. Schugart
Chairperson, Chief Executive Officer and President

Date:	May 12, 2015	By:	/s/ RYAN T. SIMS
Ryan T. Sims
Chief Financial Officer and Secretary